EXHIBIT 99.1

Nutanix Announces $750 Million Increase to Share Repurchase Authorization

SAN JOSE, Calif., April 07, 2026 (GLOBE NEWSWIRE) -- Nutanix (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced that its Board of Directors has authorized an increase of $750 million of common stock to the company’s existing share repurchase program. Including approximately $29 million currently remaining under the prior authorization, the total repurchase authorization stands at approximately $779 million.

“This authorization reflects our confidence in Nutanix’s long‑term strategy and financial strength. Our strong balance sheet gives us the flexibility to continue investing in innovation and growth while returning capital to shareholders in a disciplined manner,” said Rukmini Sivaraman, CFO of Nutanix.

Nutanix may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and amount of share repurchases will depend upon prevailing stock prices, business and market conditions, corporate and regulatory requirements, alternative investment opportunities and other factors. The authorization has no expiration date and may be modified, suspended or discontinued at any time and does not obligate Nutanix to repurchase any minimum number of shares. No assurance can be given that any particular amount of shares will be repurchased.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications, deploying enterprise AI workloads and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 30,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2026 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

Forward-Looking Statements
This release contains express and implied forward-looking statements, including, but not limited to, statements regarding the Company’s share repurchase program, including the amount of shares that may be repurchased thereunder; the Company’s capital allocation priorities; and statements regarding the Company’s long‑term strategy, financial strength, and ability to continue investing in innovation and growth while returning capital to shareholders in a disciplined manner. These forward-looking statements are not historical facts and are instead based on Nutanix’s current expectations, estimates and beliefs. The accuracy of such statements involves risks and uncertainties and depends upon future events, including those that may be beyond Nutanix’s control, and actual results may differ materially and adversely from those anticipated or implied by such statements, including, but not limited to: our ability to make share repurchases; business and market conditions; the possibility that the share repurchase program may be suspended or discontinued; and other risks as detailed in Nutanix’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2025 and subsequent filings with the SEC, which should be read in conjunction with this release. Any forward-looking statements included herein speak only as of the date hereof and, except as required by law, Nutanix assumes no obligation to update or otherwise revise any of such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
ir@nutanix.com

Media Contact:
pr@nutanix.com